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                   July 25, 1999 - INFORMATION ON DISTRIBUTION     EXHIBIT 28.17
                                   TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $ 21,500,850   7.167%    $  130,064    $  130,064   $1,400,028       20,100,822
  R                100             0   7.167%             0             0            0                0
  B-1        5,257,000     2,383,452   7.167%        14,418        14,418       66,242        2,317,210
  B-2       13,142,815     5,958,773   7.167%        36,046        36,046      165,610        5,793,163

          $350,471,515    29,843,075             $  180,528    $  180,528   $1,631,880     $ 28,211,195




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